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The information in this preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

SUBJECT TO COMPLETION, DATED MARCH 24, 2011

Preliminary Prospectus Supplement (To Prospectus dated March 24, 2011)	Filed pursuant to Rule 424(b)(2) Registration No. 333-173051

Shares of Common Stock

        We are offering shares of our common stock.

        Our common stock is listed on the NYSE Amex under the symbol "HDY". On March 23, 2011, the last reported sale price of our common stock on the NYSE Amex was $6.30.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-3 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to us before expenses

Per Share	$	$	$

Total	$	$	$

        The underwriter expects to deliver the shares to the purchasers on or about March     , 2011.

Rodman & Renshaw, LLC

The date of this prospectus supplement is March     , 2011.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized any other person to provide you with information that is different from that contained in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the shares covered by this prospectus supplement in any jurisdiction where the offer is not permitted. You should assume that the information appearing in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition and results of operations may have changed since those dates. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from or in addition to the information in that prospectus.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters and also supplements, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about us, the common stock offered hereby and other securities that we may offer from time to time, some of which information does not apply to this offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent the description of this offering in the prospectus supplement differs from the description in the accompanying prospectus or any document incorporated by reference filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

        We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the shares of common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any shares of common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        In this prospectus supplement, "Hyperdynamics," the "Company," "we," "our," "ours," and "us" refer to Hyperdynamics Corporation, which is an oil and gas exploration and production company headquartered in Houston, Texas, and our wholly-owned subsidiary, SCS Corporation, unless the context otherwise requires.

S-ii

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as "may," "could," "should," "will," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "is confident that," and similar expressions that are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors, which are in many instances beyond our control; could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. All forward-looking statements speak only as of the date of this prospectus supplement or the documents incorporated by reference, as the case may be. We do not undertake any duty to update any of these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, or to reflect the occurrence of unanticipated events.

        In addition to the risks discussed in this prospectus supplement under "Risk Factors" below, the following are important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements: the availability of financing and, if available, on terms and conditions acceptable to us, our ability to raise sufficient capital and/or enter into a strategic relationship with an industry partner to execute our business plan, risks of exploratory drilling, difficulties operating in the Republic of Guinea and adverse impacts to our exploration work off the coast of Guinea, ability to respond to changes in the oil exploration and production environment, competition, and the availability of personnel in the future to support our activities.

        Further information on other factors that could affect us is included in the SEC filings incorporated by reference in this prospectus supplement and accompanying prospectus described below under the heading "Incorporation of Certain Documents by Reference," all of which are accessible on the SEC's website at www.sec.gov. See also "Risk Factors" contained in this prospectus supplement and accompanying prospectus.

        Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus supplement and the accompanying prospectus, and in the information incorporated by reference herein and therein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights some information from this prospectus supplement and the accompanying prospectus, and it may not contain all of the information that is important to you. To understand the terms of the shares of our common stock offered, you should read this prospectus supplement and the accompanying prospectus carefully. Together, these documents describe the specific terms of the shares of our common stock that we are offering. You should carefully read the sections titled "Risk Factors" in this prospectus supplement and in the accompanying prospectus and the documents identified in the sections "Where You Can Find Information About Hyperdynamics" and "Incorporation of Certain Documents by Reference." All references in this prospectus supplement to "$" are to U.S. dollars.

 Our Company

        We are an independent oil and gas exploration company founded in 1996 with large prospects in offshore Republic of Guinea ("Guinea") in Northwest Africa. We are currently engaged in the development of our rights to a Concession offshore Guinea (approximately 24,000 square kilometers) (the "Concession"), of which we are the operator and hold a 77% working interest. Our participant, Dana Petroleum plc ("Dana"), which is a wholly-owned subsidiary of the Korean National Oil Corporation, holds the remaining 23% working interest in the Concession. We have conducted 2-dimensional ("2-D") and 3-dimensional ("3-D") surveys of a portion of the Concession, and we plan to conduct additional geophysical work and drill our first well in 2011. Offshore Guinea is a vast frontier which we believe is dramatically underexplored compared to other countries along the coast of West Africa. Our Guinea prospects are centered in a virgin basin among multiple highly prospective trends/plays, which we believe hold great resource potential. In addition, we have recently established an office in London to review new prospects to further diversify our asset base, which may include acquiring producing properties.

        We possess rights for the exploration of oil and gas offshore Guinea. Those rights derive from a Hydrocarbon Production Sharing Contract that we entered into in 2006 with Guinea and modified by amendment in March 2010 (the "PSC"). The PSC was approved by the government of Guinea through the issuance of a Presidential Decree in May 2010. We believe we have established good relations with the government of Guinea and its political leaders.

        We intend to diversify away from holding only a large concentrated position in Guinea, though we expect exploration offshore Guinea will remain our core focus. We intend to retain a majority interest in our Guinea Concession, but we may bring in an additional industry participant by selling an interest provided that suitable contractual arrangements can be made and our value expectations are met. We would expect a sale of an interest to include both a payment for the interest and a commitment to fund a portion of our exploratory program in the Concession. We intend to source new opportunities in international resource exploration and to grow our Company by exploring opportunities to acquire producing assets that generate regular cash flow and other prospective assets that we believe hold significant potential.

        Our principal executive offices are located at 12012 Wickchester Lane, #475, Houston, Texas 77079, and our telephone number is (713) 353-9400.

 The Offering

Issuer	Hyperdynamics Corporation
Securities offered by us pursuant to this prospectus supplement	shares of common stock.
Common stock to be outstanding after this offering	shares(1)
Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes and working capital, including an exploratory well drilling program offshore Guinea beginning in 2011.
Market for our common stock	Our common stock is quoted on the NYSE Amex under the symbol "HDY."

(1)
Based on the number of shares of our common stock outstanding as of March 23, 2011. The number of shares outstanding excludes (i) 8,134,334 shares of our common stock issuable upon the exercise of outstanding options, (ii) 2,465,000 of our common shares issuable under our stock compensation plan, and (iii) 4,502,539 shares of our common stock issuable upon the exercise of certain warrants held by warrant holders.

Risk Factors

        Investing in our securities involves risks. You should carefully consider the information under "Risk Factors" beginning on page S-3 and the other information included in this prospectus supplement and the accompanying prospectus before investing in our securities.

RISK FACTORS

        Before our purchasing our common stock, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 10-K which is incorporated by reference in this Prospectus Supplement. See "Where You Can Find Information On Hyperdynamics," and "Incorporation of Certain Documents By Reference." You should also carefully consider all of the information in this Prospectus Supplement or incorporated by reference herein. Any of the risks incorporated by reference could have a material adverse impact on our business, prospects, results of operations and financial condition and could therefore have a negative effect on the trading price of our common stock. Additionally, risks not currently known to us, or that we now deem immaterial may also harm us and negatively affect your investment.

USE OF PROCEEDS

        The net proceeds from the sale of the shares offered hereby will be used for general corporate purposes and working capital, including an exploratory well drilling program offshore Guinea beginning in 2011.

        Depending on our circumstances at the time the net proceeds of this offering become available, if at all, we may use these net proceeds for purposes other than those described above.

CAPITALIZATION

        The following table sets forth, as of December 31, 2010, a summary of our capitalization, both on an actual basis and on an as adjusted basis, to give effect to this offering at the public offering price of $            per share, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us, and the application of the net proceeds from this offering.

        The following table is unaudited and should be read in conjunction with the information contained in "Item 2. Management's Discussion and Analysis or Plan of Operation" and our unaudited Consolidated Financial Statements, including the related notes, contained in our Quarterly Reports on Form 10-Q for the three months and six months, respectively, ended December 31, 2010, all of which are incorporated by reference in this prospectus supplement.

	As of December 31, 2010 (In thousands)
	Actual	As Adjusted
Cash and cash equivalents (1)	$35,219	$
Restricted cash and cash equivalents	150		150
Short-term liabilities	3,748		3,748
Long-term liabilities	140		140

Total Liabilities	3,888		3,888

Shareholders' equity:
Convertible preferred stock, $0.001 par value; stated value $1,000; 20,000,000 authorized
Series A—3,000 shares issued and 0 shares outstanding	—		—
Common stock, $0.001 par value, 250,000,000 shares authorized; 125,232,158 shares issued and outstanding and shares (adjusted) issued and outstanding	125
Additional paid-in capital	136,187
Accumulated deficit	(67,615)		(67,615)
Deficit accumulated after reentering exploration stage	(14,174)		(14,174)

Total shareholders' equity	54,523

Total capitalization	$54,523	$

(1)
Includes an adjusted amount of $            of proceeds from this offering less approximately $            of commissions and expenses.

 PRICE RANGE OF COMMON STOCK

        The following table presents the quarterly high and low closing prices of our common stock as reported on the NYSE Amex for the periods indicated:

	Sale Price Per Share
	High	Low
Year Ended June 30, 2011
First Quarter	$2.49	$0.99
Second Quarter	5.21	2.26
Third Quarter (through March 23, 2011)	7.40	3.91
Year Ended June 30, 2010
First Quarter	$1.78	$0.32
Second Quarter	1.68	0.86
Third Quarter	1.37	0.66
Fourth Quarter	1.63	0.92
Year Ended June 30, 2009
First Quarter	1.93	1.18
Second Quarter	1.13	0.45
Third Quarter	0.70	0.28
Fourth Quarter	0.67	0.23

        On March 23, 2011, the closing sale price for our common stock was $6.30 per share, as reported on the NYSE Amex.

 DESCRIPTION OF SECURITIES

        In this offering, we are offering shares of common stock. The material terms and provisions of our common stock are described under the caption "Description of Capital Stock" starting on page 16 of the accompanying prospectus.

        As of March 23, 2011, other warrants to purchase approximately 4,502,539 shares of common stock were outstanding.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS TO NON-UNITED STATES HOLDERS

        The following is a summary of material United States federal income tax consequences of the purchase, ownership and disposition of our common stock to a non-United States holder that purchases shares of our common stock in this offering. For purposes of this summary, a "non-United States holder" means a beneficial owner of our common stock that is, for United States federal income tax purposes:

  •
  a nonresident alien individual;

  •
  a foreign corporation (or an entity treated as a foreign corporation for United States federal income tax purposes); or

  •
  a foreign estate or foreign trust.

        In the case of a holder that is classified as a partnership for United States federal income tax purposes, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. If you are a partner in a partnership holding our common stock, then you should consult your own tax advisor.

        This summary is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, which we refer to as the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may change, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary. We have not sought and do not plan to seek any ruling from the United States Internal Revenue Service, which we refer to as the IRS, with respect to statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with our statements and conclusions.

        This summary does not address all aspects of United States federal income taxes that may be relevant to non-United States holders in light of their personal circumstances, and does not deal with federal taxes other than the United States federal income tax or with state, local or non-United States tax considerations. Special rules, not discussed here, may apply to certain non-United States holders, including:

  •
  United States expatriates;

  •
  controlled foreign corporations;

  •
  passive foreign investment companies;

  •
  corporations that accumulate earnings to avoid United States federal income tax; and

  •
  investors in pass-through entities that are subject to special treatment under the Code.

        Such non-United States holders should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

        This summary applies only to a non-United States holder that holds our common stock as a capital asset (within the meaning of Section 1221 of the Code), and assumes that no item of income or gain in respect of the common stock at any time will be effectively connected with a United States trade or business conducted by the non-United States holder.

        If you are considering the purchase of our common stock, then you should consult your own tax advisor concerning the United States federal income tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under

United States tax laws other than the federal income tax law or under the laws of any other taxing jurisdiction, in light of your particular circumstances.

  Dividends

        We have no current plans to pay dividends. Any dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, of the gross amount of the dividends paid. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment of the non-U.S. holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete IRS Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

        A non-U.S. holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

  Gain on Disposition of Common Stock

        You generally will not be subject to United States federal income tax with respect to gain realized on the sale or other taxable disposition of our common stock, unless:

  •
  if you are an individual, you are present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition, and you have a "tax home" (as defined in the Code) in the United States; or

  •
  we are or have been during a specified testing period a "United States real property holding corporation" for United States federal income tax purposes and certain other conditions are met.

  Federal Estate Tax

        Our common stock that is owned (or treated as owned) by an individual who is not a citizen or resident of the United States (as specially defined for United States federal estate tax purposes) at the time of death will be included in such individual's gross estate for United States federal estate tax purposes, unless an applicable estate or other tax treaty provides otherwise, and, therefore, may be subject to United States federal estate tax.

  Information Reporting and Backup Withholding Tax

        We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty or agreement.

        A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's United States federal income tax liability provided the required information is timely furnished to the IRS.

        New Code provisions impose a 30% withholding tax on United States source payments, including dividends, paid to foreign entities unless such entities meet certain reporting requirements. These new reporting requirements, imposed on foreign entities, are intended to compel such foreign entities to report United States owners of foreign accounts to the IRS. The provisions will be generally effective for payments made after December 31, 2012.

THE SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. POTENTIAL PURCHASERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK.

UNDERWRITING

        Rodman & Renshaw, LLC is acting as the sole managing underwriter of this offering. Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, Rodman & Renshaw, LLC, or the underwriter, has agreed to purchase, and we have agreed to sell to them, all    •    shares of common stock offered by this prospectus supplement.

  Nature of Underwriting Commitment

        The underwriter is offering the shares of common stock subject to its acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriter is obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriter is not required to take or pay for the shares covered by the over-allotment option described below. The underwriter initially proposes to offer part of the shares of common stock directly to the public at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions, and part to certain dealers at a price that represents a concession not in excess of $    •    a share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the underwriter.

  Option to Purchase Additional Shares

        We have granted to the underwriter an option, exercisable for 45 days from the date of this prospectus supplement, to purchase up to an aggregate of    •    additional shares of common stock at the public offering price, less underwriting discounts and commissions. The underwriter may exercise this option, in whole or in part, solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered by this Prospectus. If the over-allotment option is exercised in full, the total price to the public would be $    •    , the total underwriter discounts and commissions would be $    •    and the total proceeds to us would be $    •    .

  Discounts and Commissions

        The following table shows the per share and total underwriting discounts and commissions that we are to pay to the underwriter in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the over-allotment option.

Total
	Per Share		No Exercise		Full Exercise
Public offering price	$	•	$	•	$	•
Underwriting discount	$	•	$	•	$	•
Proceeds, before expenses, to us	$	•	$	•	$	•

        In addition, we estimate that the expenses of this offering other than underwriting discounts and commissions payable by us will be approximately $    •     million.

  Lock-ups

        The Company.    We have agreed that, subject to specified exceptions, without the prior written consent of the underwriter, we will not, during the period beginning on the date of this prospectus supplement and ending 45 days thereafter:

  •
  offer, pledge, sell, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock;

  •
  file or caused to be filed any registration statement with the Commission relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock of the Company; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common stock.

        The restrictions described in the preceding paragraphs do not apply to:

  •
  the sale by us of shares to the underwriter in connection with the offering;

  •
  the issuance of shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the underwriter has been advised in writing;

  •
  the issuance by us of options or shares of our capital stock under any stock compensation plan; or

  •
  the offer or issuance by us of shares of our common stock or any other securities convertible into or exercisable for shares of our capital stock in connection with the acquisition by us of assets or the securities of another company.

        Officers and Directors.    In addition, our directors and executive officers have agreed that, subject to specified exceptions, without the prior written consent of the underwriter, they will not, during the period beginning on the date of this prospectus supplement and ending 90 days thereafter:

  •
  offer, pledge, sell, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock;

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common stock; or

  •
  make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock;

    whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

        The 90-day restricted period described in the preceding paragraph will be extended if:

  •
  during the last 17 days of the 180-day restricted period we issue an earnings release or material news or a material event relating to us occurs; or

  •
  prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period;

    in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        The restrictions described in the preceding paragraphs do not apply to the transfer of shares of common stock or any security convertible or exchangeable into shares of common stock as a bona fide gift, as a distribution to general or limited partners, stockholders, members or affiliates of our stockholders, or by will or intestate succession to a member of the immediate family of our stockholders, or to a trust for the benefit of such immediate family member. With respect to such exception, it shall be a condition to the transfer or distribution that the transferee provide prior written notice of such transfer or distribution to the underwriter, execute a copy of the lock-up agreement, that no filing by any donee or transferee with the SEC shall be required or shall be made voluntarily in connection with such transfer or distribution, other than a filing on Form 5, and no such transfer or distribution may include a disposition for value.

  Stabilization

        In order to facilitate this offering of common stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriter may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriter under the over-allotment option. The underwriter can close out a covered short sale by exercising the over-allotment option or by purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriter will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriter may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. In addition, to stabilize the price of the common stock, the underwriter may bid for and purchase shares of common stock in the open market. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriter is not required to engage in these activities and may end any of these activities at any time.

        In connection with this offering, the underwriters may engage in passive market making transactions in our common stock on the NYSE Amex in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

  Other Terms

        We have agreed to indemnify the underwriter and specified other persons against some civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the underwriter may be required to make in respect of such liabilities.

        Our common stock is traded on the NYSE Amex under the symbol "HDY."

  Foreign Regulatory Restrictions on Purchase of Our Common Stock

        We have not taken any action to permit a public offering of our common stock outside the U.S. or to permit the possession or distribution of this prospectus supplement outside the U.S. Persons outside the U.S. who come into possession of this prospectus supplement must inform themselves about and observe any restrictions relating to this offering and the distribution of the prospectus supplement outside the U.S. In addition to the public offering of our common stock in the U.S., the underwriter may, subject to applicable foreign laws, also offer our common stock to certain institutions or accredited persons in the following countries:

  Australia

        If this document is issued or distributed in Australia it is issued or distributed to "wholesale clients" only, not to "retail clients". For the purposes of this paragraph, the terms "wholesale client" and "retail client" have the meanings given in section 761 of the Australian Corporations Act 2001 (Cth). This document is not a disclosure document under the Australian Corporations Act, has not been lodged with the Australian Securities & Investments Commission and does not purport to include the information required of a disclosure document under the Australian Corporations Act. Accordingly, (i) the offer of securities under this document is only made to persons to whom it is lawful to offer such securities under one or more exemptions set out in the Australian Corporations Act, (ii) this document is only made available in Australia to those persons referred to in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that, by accepting this offer, the offeree represents that the offeree is such a person as referred to in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this document.

  United Kingdom

        The content of this Memorandum has not been issued or approved by an authorised person within the meaning of the United Kingdom Financial Services and Markets Act 2000 ("FSMA"). Reliance on this Memorandum for the purpose of engaging in any investment activity may expose an Investor to a significant risk of losing all of the property or other assets invested. This Memorandum does not constitute a Prospectus within the meaning of the FSMA and is issued in reliance upon one or more of the exemptions from the need to issue such a prospectus contained in section 86 of the FSMA.

  Israel

        The common stock offered by this prospectus has not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor has such common stock been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common stock being offered. Any resale, directly or indirectly, to the public of the common stock offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

  United Arab Emirates

        The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the "UAE"), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai

Financial Services Authority (the "DFSA"), a regulatory authority of the Dubai International Financial Centre (the "DIFC").

        The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No.8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

        The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

        The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

  Dubai

        The issuer is not licensed by the Dubai Financial Services Authority ("DFSA") to provide financial services in the Dubai International Financial Centre ("DIFC"). The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the "UAE"), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the DFSA, a regulatory of the DIFC.

        The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No.8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

        The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

        The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

  People's Republic of China

        THIS PROSPECTUS MAY NOT BE CIRCULATED OR DISTRIBUTED IN THE PEOPLE'S REPUBLIC OF CHINA, OR PRC, AND OUR COMMON STOCK MAY NOT BE OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, TO ANY RESIDENT OF THE PRC EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF THE PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

  Pakistan

        The investors / subscribers in Pakistan will be responsible for ensuring their eligibility to invest under the applicable laws of Pakistan and to obtain any regulatory consents if required for such purpose.

  Saudi Arabia

        NO OFFERING OF SHARES IS BEING MADE IN THE KINGDOM OF SAUDI ARABIA, AND NO AGREEMENT RELATING TO THE SALE OF THE SHARES WILL BE CONCLUDED IN SAUDI ARABIA. THIS DOCUMENT IS PROVIDED AT THE REQUEST OF THE RECIPIENT AND IS BEING FORWARDED TO THE ADDRESS SPECIFIED BY THE RECIPIENT. NEITHER THE AGENT NOR THE OFFERING HAVE BEEN LICENSED BY THE SAUDI'S SECURITIES AND EXCHANGE COMMISSION OR ARE OTHERWISE REGULATED BY THE LAWS OF THE KINGDOM OF SAUDI ARABIA.

        THEREFORE, NO SERVICES RELATING TO THE OFFERING, INCLUDING THE RECEIPT OF APPLICATIONS AND/OR THE ALLOTMENT OF THE SHARES, MAY BE RENDERED WITHIN THE KINGDOM BY THE AGENT OR PERSONS REPRESENTING THE OFFERING.

EXPERTS

        The consolidated financial statements of Hyperdynamics Corporation appearing in Hyperdynamics Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2010, have been audited by GBH CPAs, PC, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

        The validity of the shares offered hereby will be passed upon for us by Patton Boggs LLP, Denver, Colorado. As of the date of this prospectus supplement, Patton Boggs LLP and its attorneys owned in the aggregate approximately 150,000 shares of our common stock. Andrews Kurth LLP, Austin, Texas, will pass upon certain legal matters related to this offering for the underwriter. The spouse of our Chief Executive Officer and President, Ray Leonard, is a partner at Andrews Kurth LLP and, as a result, she may be deemed to beneficially own shares of our common stock. In addition, as of the date of this Prospectus Supplement, certain other attorneys employed by Andrews Kurth LLP owned in the aggregate approximately 1,400 shares of our common stock.

WHERE YOU CAN FIND INFORMATION ABOUT HYPERDYNAMICS

        We file annual, quarterly and current reports, proxy statements and other information required by the Exchange Act with the Securities and Exchange Commission, or the SEC. You may read and copy any of these filed documents at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.

        Our Internet address is www.hyperdynamics.com. We make available on our website, free of charge, our periodic and current reports, proxy and information statements and other information that we file with the SEC and amendments thereto as soon as reasonably practicable after we file such material with, or furnish such material to, the SEC, as applicable. Information contained on our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

        Whenever a reference is made in this prospectus supplement to any contract or other document of ours, you should refer to the exhibits that are a part of the registration statement that contained the accompanying prospectus for a copy of the referenced contract or document. Statements contained in this prospectus supplement concerning the provisions of any contracts or other documents are necessarily summaries of those contracts or other documents, and each statement is qualified in its entirety by reference to the copy of the contract or other document filed with the SEC.

        The SEC allows us to "incorporate by reference" into this prospectus supplement and accompanying prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus supplement and accompanying prospectus. In all cases, you should rely on the later information over different information included in this prospectus supplement and accompanying prospectus.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering covered by this prospectus supplement, except to the extent that any information contained in such filings is deemed "furnished" in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits:

  •
  Our Annual Report on Form 10-K for the fiscal year ended June 30, 2010;

  •
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010;

  •
  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 2010, except for information furnished under Form 8-K which is not deemed filed and not incorporated herein by reference;

  •
  Any documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus; and

  •
  The description of our capital stock contained in our Form 8-A filed with the SEC on April 29, 2005.

        On the written or oral request of each person, including any beneficial owner, to whom a copy of this prospectus is delivered, we will provide, without charge, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

        Written requests for copies should be directed to 12012 Wickchester Lane, #475, Houston, Texas 77079, Attention: Corporate Secretary. Telephone requests for copies should be directed to voice: (713) 353-9400, fax: (713) 353-9421.

HYPERDYNAMICS CORPORATION

Debt Securities
Common Stock
Warrants
Common Stock Purchase Contracts
Units

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process, we may from time to time, offer senior debt securities, subordinated debt securities, convertible debt securities, common stock, warrants, contracts to purchase shares of common stock or units, which we collectively refer to as consisting of any combination of the foregoing securities.

        This prospectus provides a general description of the securities we or any selling security holder may offer. Supplements to this prospectus will describe the specific terms of the securities we or any selling security holder actually offer. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

        We or any selling security holder may sell those securities to or through underwriters, to other purchasers and/or through agents. The accompanying prospectus supplement will specify the names of any underwriters or agents.

        Our common stock is quoted on the NYSE Amex under the symbol "HDY."

        These securities are speculative and involve a high degree of risk. You should carefully read this prospectus, any applicable prospectus supplement and any information under the heading "Risk Factors" beginning on page 3 of this prospectus before making a decision to purchase our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 24, 2011

i

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
AND CAUTIONARY STATEMENTS

        This prospectus and the documents incorporated into this prospectus by reference include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. All statements other than statements of historical fact included in or incorporated into this prospectus regarding our financial position, business strategy, plans and objectives of our management for future operations and capital expenditures are forward-looking statements. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we cannot be sure that these expectations will prove to be correct.

        Additional statements concerning important factors that could cause actual results to differ materially from our expectations are disclosed in this prospectus and in the documents incorporated into this prospectus. All forward-looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. This prospectus provides you with a general description of the securities we may offer. Each time we, or a selling securityholder, offer to sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the specific terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, together with the additional information described below under the heading "Where You Can Find More Information." In particular, you should carefully consider the risks and uncertainties described under the section titled "Risk Factors" or otherwise included in any applicable prospectus supplement or incorporated by reference in this prospectus before you decide whether to purchase the securities. These risks and uncertainties, together with those not known to us or those that we may deem immaterial, could impair our business and ultimately affect our ability to make payments on the securities.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under "Where You Can Find More Information."

        We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date of the document containing that information.

 WHERE YOU CAN FIND MORE INFORMATION

        This prospectus constitutes a part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement and exhibits thereto, and statements included in this prospectus as to the content of any contract or other document referred to are not necessarily complete. For further information, please review the registration statement and the exhibits and schedules filed with the registration statement.

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we file reports, proxy statements and other information with the SEC in accordance with the Exchange Act. These reports, proxy statements and other information can be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. In addition, these materials we filed electronically with the SEC are available at the SEC's World Wide Web site at http://www.sec.gov. The SEC's World Wide Web site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information about the operation of the SEC's Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

        The SEC allows us to "incorporate by reference" the information we file with them, which means: incorporated documents are considered part of this prospectus; we can disclose important information to you by referring to those documents; and information we file with the SEC will automatically update and supersede this incorporated information.

        We incorporate by reference the documents we have filed under Sections 13(a), 13(c), 14 and 15(a) of the Exchange Act, including those listed below:

  •
  Our Annual Report on Form 10-K for the year ended June 30, 2010;

  •
  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 2010, except for information furnished under Form 8-K which is not deemed filed and not incorporated herein by reference;

  •
  Any documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus; and

  •
  The description of our common stock contained in our Form 8-A filed with the SEC on April 29, 2005.

        We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated in this prospectus by reference but not delivered with this prospectus. Requests for copies should be directed to us at Hyperdynamics Corporation, attention: Corporate Secretary, 12012 Wickchester Lane, #475, Houston, Texas 77079, telephone (713) 353-9400.

        You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of these documents.

 HYPERDYNAMICS CORPORATION

        Our principal executive offices are located at 12012 Wickchester Lane, #475, Houston, Texas 77079, and our telephone number is (713) 353-9400.

        We are an independent oil and gas exploration company founded in 1996 with large prospects in offshore Republic of Guinea ("Guinea") in Northwest Africa. We are currently engaged in the development of our rights to a Concession offshore Guinea (approximately 24,000 square kilometers) (the "Concession"), of which we are the operator and hold a 77% working interest. Our participant, Dana Petroleum plc ("Dana"), which is a wholly-owned subsidiary of the Korean National Oil Corporation, holds the remaining 23% working interest in the Concession. We have conducted 2-dimensional ("2-D") and 3-dimensional ("3-D") surveys of a portion of the Concession, and we plan to conduct additional geophysical work and drill our first well in 2011. Offshore Guinea is a vast frontier which we believe is dramatically underexplored compared to other countries along the coast of West Africa. Our Guinea prospects are centered in a virgin basin among multiple highly prospective trends/plays, which we believe hold great resource potential. In addition, we have recently established an office in London to review new prospects to further diversify our asset base, which may include acquiring producing properties.

        We possess rights for the exploration of oil and gas offshore Guinea. Those rights derive from a Hydrocarbon Production Sharing Contract that we entered into in 2006 with Guinea and modified by amendment in March 2010 (the "PSC"). The PSC was approved by the government of Guinea through the issuance of a Presidential Decree in May 2010. We believe we have established good relations with the government of Guinea and its political leaders.

        We intend to diversify away from holding only a large concentrated position in Guinea, though we expect exploration offshore Guinea will remain our core focus. We intend to retain a majority interest in our Guinea Concession, but we may bring in an additional industry participant by selling an interest provided that suitable contractual arrangements can be made and our value expectations are met. We would expect a sale of an interest to include both a payment for the interest and a commitment to fund a portion of our exploratory program in the Concession. We intend to source new opportunities in international resource exploration and to grow our Company by exploring opportunities to acquire producing assets that generate regular cash flow and other prospective assets that we believe hold significant potential.

RISK FACTORS

        You should carefully consider the factors contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 under the heading "Risk Factors" before investing in our securities. You should also consider similar information contained in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described herein speculative or risky.

USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, exploration and drilling activities, reduction or refinancing of debt or other corporate obligations, capital expenditures, acquisitions and additions to our working capital.

        The actual application of proceeds from the sale of any particular tranche of securities issued hereunder will be described in the applicable prospectus supplement relating to such tranche of securities. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. We currently have no plans for specific use of the net proceeds. We will specify the principal purposes for which the net proceeds from the sale of our securities will be used in a prospectus supplement at the time of sale. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments.

SELLING SECURITY HOLDERS

        We may register securities covered by this prospectus for re-offers and resales by any selling security holders who may be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate, subject to market conditions and any applicable legal requirements. The manner, timing and execution of sale of securities by selling security holders, if any, would be pursuant to a separate prospectus supplement issued at the time of the particular offering. A selling security holder may resell all, a portion or none of the selling security holder's securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See "Plan of Distribution." Selling security holders also may sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. In connection with any sale of securities by a selling security holder, we will provide a prospectus supplement naming the selling security holders, the nature of any position, office or other material relationship which each selling security holder has had within the last three fiscal years with us or any of our predecessors or affiliates, the amount of securities to be registered and sold, the percentage of the common stock held by each of the selling security holders before and after the offering, the number of shares of our common stock offered by each of the selling security holders and any other terms of the securities being sold by a selling security holder.

THE SECURITIES WE MAY OFFER

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

        We may sell from time to time, in one or more offerings:

  •
  senior debt securities,

  •
  subordinated debt securities,

  •
  convertible debt,

  •
  common stock and related rights,

  •
  warrants,

  •
  common stock purchase contracts, or

  •
  units consisting of any combination of the foregoing securities.

        If we issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities.

        This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

        Any debt securities issued using this prospectus ("Debt Securities") will be our direct unsecured general obligations. The Debt Securities will be either our senior debt securities ("Senior Debt Securities") or our subordinated debt securities ("Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures between us and a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939 (the "Trustee"). Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together, the Senior Indenture and the Subordinated Indenture are called "Indentures."

        We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. In the summary below we have included references to article or section numbers of the applicable Indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular articles or sections or defined terms of the Indentures, those articles or sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

        The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series (Section 2.05). We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture.

        The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our other senior unsecured and unsubordinated debt ("Senior Debt") as described under "—Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities.

        The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

  •
  the title of the Debt Securities;

  •
  whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

  •
  whether the Debt Securities will be issued as registered securities, bearer securities or a combination of both;

  •
  any limit on the aggregate principal amount of the Debt Securities;

  •
  the dates on which the principal of the Debt Securities will mature;

  •
  the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities or the method to determine each;

  •
  the place or places where payments on the Debt Securities will be payable;

  •
  whether the Debt Securities will be issued in the form of one or more global securities and whether such global securities will be issued in a temporary global form or permanent global form;

  •
  any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

  •
  the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

  •
  whether the Debt Securities are defeasible;

  •
  any addition to or change in the Events of Default;

  •
  whether the Debt Securities will be issued pursuant to a medium-term note program;

  •
  whether the Debt Securities are convertible into our common stock, preferred stock or any of our other securities and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

  •
  any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

  •
  any other terms of the Debt Securities not inconsistent with the provisions of the Indenture (Section 2.05).

        The Indentures do not limit the amount of Debt Securities that may be issued. Each Indenture allows Debt Securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

        Debt Securities, including Original Issue Discount Securities bearing no interest or bearing interest which at the time of issuance is below market rate, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Senior Debt Securities

        The Senior Debt Securities will be our unsecured senior obligations. The Senior Debt Securities will, however, be subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness whether existing at the date of the Senior Indenture or subsequently incurred. Except as provided in the applicable Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of Senior Debt Securities to be issued, the Senior Indenture will not limit the amount of additional indebtedness that may rank equally with the Senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

Subordination of Subordinated Debt Securities

        The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our secured indebtedness and Senior Debt, including the Senior Debt Securities, whether existing at the date of the Senior Indenture or subsequently incurred (Article XIII of the Subordinated Indenture). The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

  •
  the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

  •
  the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

  •
  the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

        The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

        The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

        The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under "—Legal Defeasance and Covenant Defeasance."

Conversion Rights

        The Debt Securities may be converted into other securities of our company, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of such series of Debt Securities or at the option of our company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities.

Denomination, Exchange and Transfer

        The Debt Securities of each series will be issuable, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 2.08).

        Registered securities of any series that are not Global Securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the applicable indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Bearer securities may be issued in exchange for registered securities if the Debt Securities of such series are issuable as registered securities.

        You may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of Debt Securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We will appoint the Trustee as security registrar for each Indenture. If a prospectus supplement refers to any transfer agents initially designated by us with respect to any series of debt securities in addition to the security registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. If, however, debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for that series, and if debt securities of a series are issuable as bearer securities, we will be required to maintain a transfer agent in a place of payment for that series located outside of the United States in addition to the security registrar. We may at any time designate additional transfer agents with respect to any series of debt securities. The Debt Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement (Section 2.05). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series (Section 4.02).

        If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part (Section 2.09).

Global Securities

        Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt

Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

        Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security, unless its terms so expressly permit, may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

  (1)
  the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

  (2)
  an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities; or

  (3)
  other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

        All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct (Section 2.17).

        As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture (Section 2.17). Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security.

        Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, any Trustee or any agent of ours will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest payment date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the regular record date for such interest (Section 2.14).

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series (Section 4.02).

        Subject to any applicable abandoned property law, all money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment (Section 11.05).

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a "successor Person"), and may not permit any Person to consolidate with or merge into us, unless:

  (1)
  the successor Person (if any) is a corporation and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

  (2)
  immediately before and after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

  (3)
  several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met (Section 10.01).

Highly Leveraged Transaction

        The general provisions of the Indentures do not afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving our company that may adversely affect holders of the Debt Securities.

Events of Default

        Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

  (1)
  failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

  (2)
  failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

  (3)
  failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

  (4)
  failure to perform or comply with the provisions described under "—Consolidation, Merger and Sale of Assets";

  (5)
  failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given, as provided in such Indenture;

  (6)
  Indebtedness of ourselves, or any Restricted Subsidiary, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000;

  (7)
  any final, non-appealable judgment or decree for the payment of money in excess of $20,000,000 is entered against us or any Restricted Subsidiary remains outstanding for a period of 60 consecutive days following entry of such final, non-appealable judgment and is not discharged, waived or stayed; and

  (8)
  certain events of bankruptcy, insolvency or reorganization affecting us or any Restricted Subsidiary. (Section 6.01).

        If an Event of Default (other than an Event of Default with respect to Hyperdynamics Corporation described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount and interest of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default with respect to Hyperdynamics Corporation described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount and interest of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture (Section 6.01). For information as to waiver of defaults, see "—Modification and Waiver" below.

        Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable indemnity (Section 6.04). Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series (Section 6.06).

        No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

  (1)
  such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

  (2)
  the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

  (3)
  the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 6.04).

        However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security (Section 6.04).

        We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults (Section 4.06).

Modification and Waiver

        Modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

  •
  change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

  •
  reduce the principal amount of, or any premium or interest on, any Debt Security;

  •
  reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

  •
  change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

  •
  impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

  •
  modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

  •
  reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

  •
  reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

  •
  modify such provisions with respect to modification, amendment or waiver (Section 9.02).

        The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture (Section 6.06). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series (Section 6.06).

        Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

  •
  the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date; and

  •
  the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) above, of the amount described in such clause).

        Certain Debt Securities, including those owned by us or any of our Affiliates, will not be deemed to be Outstanding (Clause (c) of the definition of "Outstanding").

        Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action.

Satisfaction and Discharge

        Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

  (1)
  either:

  (a)
  all outstanding Debt Securities of that series that have been authenticated (except coupons and bearer securities called for redemption and maturing after the redemption date, surrender of which has been waived, lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

    (b)
    all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

  (2)
  we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

  (3)
  we have delivered an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied (Article XI).

Legal Defeasance and Covenant Defeasance

        If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 11.02, relating to defeasance and discharge of indebtedness, which we call "legal defeasance," or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call "covenant defeasance."

Legal Defeasance.

        The Indentures provide that, upon our exercise of our option (if any) to have Section 11.02 applied to any Debt Securities, we will be discharged from all our obligations (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold monies for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

  •
  we have delivered to the applicable Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium and interest when due on all the Debt Securities of such series to maturity or redemption, as the case may be;

  •
  we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

  •
  no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under "—Events of Default," at any time until 123 days after such deposit;

  •
  such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

  •
  in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

  •
  we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940 (Section 11.03).

Covenant Defeasance.

        The Indentures provide that, upon our exercise of our option (if any) to have Section 11.02 applied to any Debt Securities, we may (a) omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and (b) the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6) and (7) under "—Events of Default" and any that may be described in the applicable prospectus supplement, will not be deemed to result in an Event of Default, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and United States Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments (Section 11.02).

Notices

        Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register (Section 12.03).

Title

        We, the Trustees and any of our agents may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes (Section 8.03).

Governing Law

        The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York (Section 12.04).

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital consists of 250,000,000 shares of common stock $.001 par value per share, and 20,000,000 shares of preferred stock, $.001 par value per share. We previously designated Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, but no shares are currently outstanding. Our issued and outstanding shares of common stock as of March 23, 2011 consisted of 126,207,964 shares.

        The following description of our common stock summarizes general terms and provisions that apply to our common stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See "Where You Can Find More Information."

        For all matters submitted to a vote of stockholders, holders of common stock are entitled to one vote for each share registered in his or her name on our books, and they do not have cumulative voting rights. Each share of the common stock is entitled to share equally with each other share of common stock in dividends from sources legally available therefore, when, as, and if declared by the board of directors and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets that are available for distribution to the holders of the common stock. We have not paid any cash dividends since our inception. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The board of directors is authorized to issue additional shares of common stock within the limits authorized by our Certificate of Incorporation, as amended, and without stockholder action.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, common stock or other securities. Warrants may be issued independently or together with debt securities or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

        Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

  •
  the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

  •
  the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  United States federal income tax consequences applicable to such warrants;

  •
  the amount of warrants outstanding as of the most recent practicable date; and

  •
  any other terms of such warrants.

        Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

        Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

        Prior to the exercise of any warrants to purchase debt securities, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF COMMON STOCK PURCHASE CONTRACTS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

        The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts will describe the terms of those stock purchase contracts, including the following:

  •
  if applicable, a discussion of material United States federal income tax considerations; and

  •
  any other information we think is important about the stock purchase contracts.

 DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of common stock, stock purchase contracts or any combination of such securities. The applicable prospectus supplement will describe any material terms related to the units being offered, including, without limitation:

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  the terms of the units and of the warrants, debt securities, common stock, or stock purchase agreements comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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  a description of the terms of any unit agreement governing the units; and

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  a description of the provisions for the payment, settlement, transfer or exchange of the units.

BOOK-ENTRY SECURITIES

        Unless otherwise specified in the applicable prospectus supplement, we will issue to investors securities, in the form of one or more book-entry certificates registered in the name of a depository or a nominee of a depository. Unless otherwise specified in the applicable prospectus supplement, the depository will be The Depository Trust Company, also referred to as DTC. We have been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede is expected to be the initial registered holder of all securities that are issued in book-entry form.

        No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of such securities.

        DTC has informed us that it is:

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  a limited-purpose trust company organized under New York Banking Law;

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  a "banking organization" within the meaning of the New York Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered under the Exchange Act.

        DTC has also informed us that it was created to:

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  hold securities for "participants"; and

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  facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants' accounts, thereby eliminating the need for the physical movement of securities certificates.

        Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to Cede, as nominee for DTC. DTC will forward these payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the certificate, the indenture or any deposit agreement. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

        Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with which beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

        Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

        DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the certificate, the indenture or any deposit agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited.

        According to DTC, the information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

        Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

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  DTC notifies us that it is unwilling or unable to continue as depositary for the book-entry security or DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered;

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  we execute and deliver to the applicable registrar, transfer agent, trustee and/or depositary an order complying with the requirements of the certificate, the indenture or any deposit agreement that the book-entry security will be so exchangeable; or

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  in the case of debt securities, an event of default with respect to the applicable series of debt securities has occurred and is continuing.

        Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

        If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or depositary, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

        Except as described above:

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  a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depository appointed by us; and

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  DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

        None of us, the trustees, any registrar and transfer agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a book-entry security.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering, (3) through agents, or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

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  the terms of the offering;

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  the names of any underwriters, dealers or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any discounts or concessions allowed or re-allowed or paid to dealers; and

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  any commissions paid to agents.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale through Underwriters or Dealers

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

        Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Remarketing Arrangements

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Arrangements

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business.

LEGAL MATTERS

        The validity of the issuance of the shares of common stock offered hereby and other legal matters in connection herewith have been passed upon for us by Patton Boggs LLP. As of March 24, 2011, attorneys employed by that law firm beneficially owned approximately 150,000 shares of common stock.

EXPERTS

        The financial statements of Hyperdynamics Corporation appearing in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, filed with the SEC on September 28, 2010 have been audited by GBH CPAs, PC, independent auditors, as set forth in their report included in the Annual Report and incorporated in this prospectus by reference. The foregoing financial statements are incorporated in this prospectus by reference in reliance upon the report of the independent auditors and upon the authority of that firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of Hyperdynamics Corporation to the fullest extent authorized by the Delaware General Corporation Law, as may be amended from time to time. Our certificate of incorporation, as amended, provides that none of our directors shall be personally liable for monetary damages for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or

(iii) for any transaction from which the officer or director derived any improper personal benefit. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

HYPERDYNAMICS CORPORATION

Shares of Common Stock

PROSPECTUS SUPPLEMENT

Rodman & Renshaw, LLC

March     , 2011